SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:
[ ] PRELIMINARY PROXY STATEMENT
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
14A-6(E)(2))
[ X ] DEFINITIVE PROXY STATEMENT
[ ] DEFINITIVE ADDITIONAL MATERIALS
[ ] SOLICITING MATERIAL UNDER SS. 240.14A-12

                  ELINEAR, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] NO FEE REQUIRED.
[ ] $125 PER EXCHANGE ACT RULES 0-11(C)(1)(II), 14A-6(I)(1),
14A-6(I)(2) OR ITEM 22(A)(2) OF SCHEDULE 14A.
[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1)
AND 0-11

(1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

(2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

(3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

(4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

(5) TOTAL FEE PAID:

[ ] FEE PAID PREVIOUSLY BY WRITTEN PRELIMINARY MATERIALS.

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE
ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

(1) AMOUNT PREVIOUSLY PAID:

(2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

(3) FILING PARTY:

(4) DATE FILED:

ELINEAR, INC.
 8800 Jameel Road
Suite 170
Houston, Texas 77040

May 27, 2002

Dear Stockholder:

You are cordially invited to attend the Annual Meeting (the Meeting) of stockholders of eLinear, Inc. (the Company). The Meeting will be held July 12, 2002, at 12:30 p.m., Central Daylight Time, at the offices of the Company located at 8800 Jameel Road, Suite 170, Houston, Texas 77040.

The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors and a proposal to ratify the appointment of the Company's independent certified public accountants. At the Meeting, we will also report on the progress of the Company and comment on matters of current interest.

It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card will not prevent you from voting in person at the Meeting if you are present and choose to do so.

If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Your Board of Directors and management look forward to greeting you personally at the Meeting.

Cordially,

Jon V. Ludwig Chairman of the Board, President, Chief Executive Officer

ELINEAR, INC.
8800 Jameel Road, Suite 170
Houston, Texas 77040

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Friday, July 12, 2002

Notice is hereby given that the Annual Meeting of stockholders of eLinear, Inc. (the Company), a Delaware corporation, will be held Friday, July 12, 2002, at 12:30 p.m., C.D.T., in the offices of the Company, located at 8800 Jameel Road, Suite 170, Houston, Texas 77040 (the Meeting) for the following purposes:

1. To elect three Directors to serve until the Annual Meeting in 2003, until their successors are elected and qualified or their earlier resignation, removal from office or death;

2. To ratify the appointment of Aidman, Piser & Company, P.A. as the Company's independent auditors for fiscal year 2002;

3. TEXT ABOUT CAPITAL STRUCTURE GOES HERETO amend our Certificate of Incorporation to increase the authorized shares of common stock from 3,750,000 shares to 100,000,000 shares and to increase the authorized shares of preferred stock from 25,000 shares to 10,000,000 shares.

4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. A copy of the Company's Annual Report on Form 10-KSB, for the year ended December 31, 2001 (the Annual Report), including financial statements, accompanies this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. Stockholders of record at the close of business on June 7, 2002 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting, if you desire.

If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or brokerage statement evidencing your beneficial ownership of the Company stock.

By order of the Board of Directors

WILLIAM IVINS, Secretary

Houston, Texas
May 27, 2002

ELINEAR, INC.
8800 Jameel Road
Suite 170
Houston, Texas 77040

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of eLinear, Inc. (the Company) to be voted at the Annual Meeting of Stockholders (the Meeting) to be held on July 12, 2002 at 12:30 p.m., Central Standard Time, at the offices of the Company, located at 8800 Jameel Road, Suite 170, Houston, Texas 77040. The Board of Directors has fixed the close of business on June 7, 2002 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting. As of such date, the Company had outstanding 1,302,480 shares of common stock, $.02 par value per share (the common stock). Each holder of common stock will be entitled to one vote at the Meeting for each share of common stock held by any such holder.

For the purposes of determining the presence of a quorum at the Meeting, abstentions will be counted toward the number of shares represented at the Meeting. Broker non-votes will be disregarded. The stockholders present at the Meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum or the refusal of any stockholder present in person or by proxy to vote or participate in the Meeting.

For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast for or against are included. Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote. However, if a proxy is signed but no specification is given, the shares will be voted FOR Proposals 1, 2 and 3. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the proxy.

A stockholder giving a proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly executed, later dated proxy or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files the aforementioned notice of revocation or votes by written ballot.

The cost of soliciting proxies will be borne by the Company. The solicitation of proxies may be made by mail, telephone, facsimile or telegraph or in person by directors, officers and regular employees of the Company, without additional compensation for such services. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out of pocket expenses incurred by them in so doing.

This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about June 11, 2002.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors has set the number of directors on the Board of Directors at three effective as of July 12, 2002. Accordingly, three directors are to be elected at the Annual Meeting, each director to hold office until the next Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation, removal from office or death. Jon V. Ludwig, William R. Ivins, and J. Leonard Ivins are currently serving as directors of the Company and all have been nominated for re-election. All of the nominees listed below have consented to serve as a director, if elected. The Board of Directors proposes for election the nominees listed below:

Jon V. Ludwig, William R. Ivins, J. Leonard Ivins

RECOMMENDATION OF THE BOARD:

Stockholders may vote for up to three nominees and the three nominees receiving the most votes cast at the Meeting, in person or by proxy, will be elected as Directors. The Stockholders may not vote cumulatively in the election of Directors. In the event Jon Ludwig, William Ivins, and J. Leonard Ivins should be unable to serve, which is not anticipated, the Board of Directors will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

The Board believes that the election of Messrs. Ludwig, W. Ivins, and J.L. Ivins is in the best interest of the Company and its stockholders. The Board of Directors, therefore, recommends a vote FOR all of the nominees for director.

For further information on Messrs. Ludwig, W. Ivins, and J.L. Ivins, see Management-Directors and Executive Officers and Security Ownership of Management and Others.

MANAGEMENT - DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of the current Directors nominees for Director and executive officers of the Company and the positions they hold with the Company. Directors hold their positions until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position
Jon V. Ludwig	30	Chairman of the Board, President, Chief Executive Officer
William R. Ivins	37	Senior Executive Vice President, Chief Operating Officer, Treasurer, Secretary and Director
J. Leonard Ivins	66	Vice Chairman of the Board, Chief Financial Officer, Chairman Corporate Policy and Finance Committee

JON V. LUDWIG, CHAIRMAN OF THE BOARD, PRESIDENT, CHIEF EXECUTIVE OFFICER. Mr. Ludwig has served as President and Chief Executive Officer of the Company since November 1, 1999, as Chairman of the Board since December, 1999 and as Chief Technology Officer since November 13, 2000. He founded Imagenuity, Inc. in October 1997 and served as its President and Chief Executive Officer from its inception until completion of its merger with and into a wholly-owned subsidiary of the Company in December, 1999 (the Imagenuity Merger). From November, 1996 to October, 1997, he was employed by CGI Systems, Inc., a national computer software application training company, as a Certified Lotus Instructor and Special Project Manager. From 1994 to November, 1996, he was employed by Productivity Point International, a national computer software application training company, as a Certified Lotus Instructor and Technical Sales Specialist.

WILLIAM R. IVINS, SENIOR EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER, TREASURER, SECRETARY AND DIRECTOR. Mr. Ivins has served as Executive Vice President of the Company since August 25, 2000, as Treasurer since November 13, 2000, and as Chief Operating Officer and Secretary since March 1, 2000. On November 13, 2000, Mr. Ivins was also appointed by the Company's Board of Directors as a replacement provisional member of the Board of Directors to fill the vacant position left by Paul Thomas, who resigned from his position as a member of the Board. In April, 2000, Mr. Ivins opened the Company's Houston, Texas office and established a delivery and sales operation in Houston. Previously, Mr. Ivins was employed with Productivity Point International (PPI) from August 1996 to January, 2001. Mr. Ivins most recently was the District Business Development Manager for PPI Texas. Prior to this Mr. Ivins worked in the PPI Tampa office as the Business Development Manager. From June, 1995 to August, 1996, he was employed by Raymond James Financial in Tampa, Florida as an Information Technology Manager.

J. LEONARD IVINS, VICE CHAIRMAN OF THE BOARD, CHIEF FINANCIAL OFFICER, CHAIRMAN, CORPORATE POLICY AND FINANCE COMMITTEE. Mr. Ivins was appointed by the Company's Board of Directors on August 25, 2000 as a provisional replacement member of the Board to fill the vacant position left by Paul Piciocchi, who resigned from his position as a member of the Board. Mr. Ivins has also served as Vice Chairman of the Board and as Chairman of the Corporate Policy and Finance Committee since August 25, 2000. He has served as a director since November 13, 2000. Since 1995, Mr. Ivins has been a private investor. Previously, he was a founder and co-owner of a privately held company that was an FDIC and RTC contractor with $60 million in fee income from 1991 to 1995. From 1979 to 1981 he was a turnaround and workout consultant to small publicly-held oil companies. From 1970 to 1975 he was President of The Woodlands Development Corporation and a Director of Mitchell Energy & Development Corp.

FAMILY RELATIONSHIPS

Mr. J. Leonard Ivins is the father of William R. Ivins.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and stockholders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and any other equity securities of the Company. To the Company's knowledge, based solely upon representations made by its directors, officers and stockholders of more than 10% of the Company's common stock and a review of forms, reports and certificates furnished to the Company by such persons, all such reports were filed on a timely basis during 2000 and 2001 except as follows: Mr. Jon Ludwig failed to file in a timely fashion (i) an Initial Report of Beneficial Ownership on Form 3 and (ii) two additional reports covering three transactions; Mr. John Miniat failed to file in a timely fashion (i) an Initial Report of Beneficial Ownership on Form 3 and (ii) three additional reports covering four transactions; Mr. William Ivins failed to file in a timely fashion (i) an Initial Report of Beneficial Ownership on Form 3 and (ii) two additional reports covering three transactions; and Mr. J. Leonard Ivins failed to file in a timely fashion (i) an Initial Report of Beneficial Ownership on Form 3 and (ii) three additional reports covering three transactions. All of the foregoing reports have been filed with the Commission.

BOARD OF DIRECTORS

During 2001, the Board of Directors took various actions by unanimous written consent and held five (5) Board Meetings. The entire Board of Directors functions as a Nominating Committee for recommending to stockholders candidates for positions on the Board of Directors and the Board will consider written recommendations from stockholders for nominations to the Board of Directors in accordance with the procedures set forth in the By-Laws of the Company.

AUDIT COMMITTEE

General. The Company formed an Audit Committee on May 15, 2000. The current sole member of the Audit Committee is Mr. William Ivins. The audit committee is authorized to recommend to the Board independent certified public accounting firms for selection as auditors of the Company, make recommendations to the Board on auditing matters, examine and make recommendations to the Board concerning the scope of audits, and review and approve the terms of transactions between the Company and related party entities.

Audit Fees. The aggregate fees billed by Aidman, Piser & Company, P.A. for professional services rendered for the audit of the Company's 2001 annual financial statements was $15,000 and for the reviews of the financial statements included in the Company's Forms 10-QSB for fiscal year 2001 was $12,137.

Financial Information Systems Design and Implementation Fees. Aidman, Piser & Company, P.A. did not bill the Company fees in fiscal year 2001 for directly or indirectly operating, or supervising the operation of, the Company's information system, managing the Company's local area network, or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

All Other Fees. The aggregate fees billed by Aidman, Piser & Company, P.A. for services rendered to the Company for fiscal year 2001 other than the services covered in Audit Fees and Financial Information Systems Design and Implementation Fees above was approximately $8,250, primarily for tax research and filings.

Audit Committee Report. The following is the report of the Audit Committee for the 2001 calendar year:

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the following report shall not be deemed to be incorporated by reference into any prior filings nor future filings made by the Company under those statutes.

The Audit Committee consists of Mr. William Ivins. Mr. Ivins is not independent as defined by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee has not adopted a charter.

Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company's financial reporting activities. The Audit Committee meets with the Company's independent accountants and reviews the scope of their audit, report and recommendations. The Audit Committee also recommends to the Board of Directors the selection of the Company' independent accountants. The Audit Committee met one time during 2001.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with the Company's management. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with the independent accountants. The Audit Committee has discussed with Aidman, Piser & Company, P.A., the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from Aidman, Piser & Company, P.A. required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Aidman, Piser & Company, P.A. with that firm. The Audit Committee has considered the provision of services by Aidman, Piser & Company, P.A. covered in Audit Fees and Financial Information Systems Design and Implementation Fees above and has determined that such services are compatible with maintaining their independence from the Company.

Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Respectfully Submitted:

AUDIT COMMITTEE
William Ivins

COMPENSATION COMMITTEE

The Company formed a Compensation Committee on May 15, 2000. The current member of the Compensation Committee is Mr. J. Leonard Ivins. The Compensation Committee is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to compensation and benefits, including, but not limited to, salary matters, incentive/bonus plans, stock option plans, investment programs and insurance plans, and the Compensation Committee is authorized to exercise all of the powers of the Board in matters pertaining to employee promotions and the designation and/or revision of employee positions and job titles. The Compensation Committee did not meet separately during 2001.

CORPORATE AND FINANCIAL PLANNING COMMITTEE

The Corporate and Financial Planning Committee, consisting of Mr. J. Leonard Ivins, is authorized to make recommendations to the Board of Directors with respect to potential mergers and acquisitions, equity investments in the Company, loans by the Company from third parties, strategic alliances and joint ventures, dealings with the Company's creditors, the development of new products and services to be offered by the Company, the discontinuation of existing products and services offered by the Company and other legal and business matters as assigned to the Committee by the Board of Directors from time to time.

See Certain Transactions for additional information on certain members of management.

VOTING SECURITIES AND PRINCIPAL SECURITY HOLDERS

As of June 7, 2002, the Company had outstanding and entitled to vote 1,302,480 shares of common stock, $.02 par value per share.

To the knowledge of the Company, the following table sets forth, as of June 7, 2002, information as to the beneficial ownership of the Company's voting securities by (i) each person known to the Company as having beneficial ownership of more than 5% of its voting securities, (ii) each person serving the Company as a Director on such date, (iii) each person serving the Company as an executive officer on such date who qualifies as a named executive officer as defined in Item 402(a)(2) of Regulation S-B under the Securities Exchange Act of 1934, and (iv) all of the Directors and executive officers of the Company as a group.

Name and Address(1)	Number of Shares of common stock Beneficially Owned	Percentage of common stock Outstanding(2)
Security Ownership of Officers and Directors:
Jon V. Ludwig	604,500(3)	41.6%
William R. Ivins	245,000(4)	16.9%
Jonathan W. Miniat	212,500(5)	15.1%
J. Leonard Ivins	350,000(6)	22.5%
Officers and Directors as a Group (4 persons)	1,412,000	72.2%

________________________________

(1) Unless otherwise indicated, the address of each of the beneficial owners identified is 8800 Jameel Road, Suite 170, Houston, Texas 77040.

(2) Unless otherwise noted, each person has voting and investment power with respect to all such shares. The share data is based on 1,302,480 shares of common stock outstanding. Pursuant to the rules of the Securities and Exchange Commission, certain shares of common stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 554,500 shares of common stock and options exercisable to purchase an additional 50,000 shares of common stock.

(4) Includes 100,000 shares of common stock and options exercisable to purchase an additional 145,000 shares of common stock.

(5) Includes 105,000 shares of common stock and options exercisable to purchase an additional 107,000 shares of common stock.

(6) Includes 100,000 shares of common stock and options exercisable to purchase an additional 50,000 shares of common stock.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLE

The following table sets forth the annual compensation for services to the Company, for the years ended December 31, 2001, 2000, and 1999, provided by Mr. Ludwig, the current Chief Executive Officer of the Company. No executive officer of the Company received compensation exceeding $100,000 during 2001.

Table 1
Summary Compensation Table
	Annual Compensation(1)				Long Term Compensation
Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Other Compensation ($)	Awards Stock Award(s) ($)	Payouts Options/ SARs
Jon V. Ludwig, Chairman of the Board, President, Chief Executive Officer(1)	2001	$85,326	-0-	-0-	-0-	200,000
	2000	$76,300	-0-	-0-	-0-	100,000
	1999	$12,500	-0-	-0-	-0-	-0-

(1) Mr. Ludwig was appointed as President and Chief Executive Officer of the Company on November 1, 1999. He was not an employee of the Company, and received no compensation from the Company, prior to that date.

OPTION GRANTS

During fiscal year 2001, the Company granted options to the following named executive officer as consideration for his commitment to the growth and success of the Company:

Table 2
Option/SAR Grants in Last Fiscal Year
Individual Grants
Name	Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercisable or Base Price ($/Sh)	Expiration Date
Jon V. Ludwig	200,000	100%	$2.90	June 29, 2006

AGGREGATED OPTION EXERCISES

       The following table sets forth information concerning option exercises and option holdings for each of the names executive officers during the fiscal year ended December 31, 2001. All of the listed options were exercisable at December 31, 2001.
Table 3 Aggregated Options/SAR Exercised in Last Fiscal Year And FY-End Option/SAR Values
Name	Number of Securities Underlying Unexercised Options at 12/31/01	Unexercised In-the-Money Options at 12/31/01
	Exercisable/Unexercisable
Jon V. Ludwig	150,000/150,000	100,000

EMPLOYMENT AGREEMENTS

Mr. Ludwig had entered into a written employment agreement with the Company (the Employment Agreement), effective as of November 1, 1999, pursuant to which he had agreed to serve as the Company's Chief Executive Officer and President. Mr. Ludwig terminated this agreement. However, he continues to serve as Chief Executive Officer and President in accordance with an oral employment agreement with the Company pursuant to which he now receives an annual salary of $99,600

COMPENSATION TO OUTSIDE DIRECTORS

The members of the Company's Board of Directors did not receive any cash compensation for their services as directors, although they were reimbursed for out-of-pocket expenses in attending Board of Directors' meetings. In 2001, outside Directors were compensated at $200 for each meeting attended. Under the Company's 2000 Stock Option Plan, each outside director was granted options to acquire 5,000 shares of common stock in 2001. Our outside directors resigned during 2001.

CERTAIN TRANSACTIONS

In June 2000, Mr. Ludwig surrendered 250,000 shares of preferred stock of the Company, $.001 par value per share (the Preferred Stock), to the Company for cancellation. Mr. Ludwig was the only holder of Preferred Stock prior to the surrender of the shares. Mr. Ludwig was entitled to 50 votes for each share of Preferred Stock held by him. In consideration of the cancellation of the Preferred Stock, the Company agreed to release Mr. Ludwig from his obligation to indemnify and hold the Company harmless from any and all costs and losses arising from the lawsuit instituted by Chris Sweeney, which is discussed below.

In March 2002, Messrs. Ludwig, Miniat, W. Ivins and J. L. Ivins each exercised fully-vested stock options to purchase 50,000 shares of common stock at an exercise price of $2.18 per share and an additional 50,000 shares of common stock at an exercise price of $2.90 per share. In payment of the exercise price, each paid to the Company the sum of $2,000 (the aggregate par value of the 100,000 shares of common stock purchased by each) and executed and delivered to the Company their personal promissory notes in the aggregate principal amount of $252,000 ($108,000 representing the balance of the exercise price for the $2.18 per share options and $144,000 representing the balance of the exercise price for the $2.90). The promissory notes are due on March 20, 2003 and March 27, 2003 respectively. These option exercises were undertaken in anticipation of the sale by each of those individuals of the shares of option stock to Meta-Capital, LLC pursuant to a Memorandum of Understanding which they entered into with Meta-Capital, LLC dated April 3, 2002. Under the Memorandum of Understanding, each agreed to sell to Meta-Capital the common stock underlying the $2.18 options at a price of $3.18 per share and to sell to Meta-Capital the common stock underlying the $2.90 options at a price of $3.90 per share. As of the date of this Proxy Statement, Meta-Capital has purchased only 3,211 shares from J. L. Ivins.  There can be no assurance that any additional sales will be completed. The Company has filed a reoffer prospectus under General Instruction C of Form S-8 covering the resales of shares of option stock under the Memorandum of Understanding with Meta-Capital, LLC.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors has appointed Aidman, Piser & Company, P.A. to perform the audit of the Company's financial statements for the year ending December 31, 2002, subject to ratification by the Company's stockholders at the Meeting. Representatives of Aidman, Piser & Company, P.A. will be telephonically present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of stockholders. The Company is seeking ratification of the appointment of Aidman, Piser & Company, P.A. as the Company's independent certified public accountants to report upon its 2001 financial statements by the stockholders at the Meeting. Stockholder approval of the Company's independent certified public accountants is not required by the Company's Bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends that you vote FOR such ratification. If the stockholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors for future reports upon recommendation of the Audit Committee.

PROPOSAL THREE

AMENDMENT OF CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK

The Board of Directors has determined that it is in the best interests of the Company and its shareholders to amend the Company's Certificate of Incorporation to increase the number of authorized capital stock in the following manner:

     -     increase the number of authorized shares of common stock of the Company from 3,750,000 shares to 100,000,000 shares;
           and

     -     increase the number of authorized shares of preferred stock of the Company from 25,000 shares to 10,000,000 shares.

Accordingly, the Board has unanimously approved the proposed Certificate of Amendment to the Certificate of Incorporation of the Company. As proposed to be amended, the full text of Article IV of the Certificate of Incorporation would read, as amended, as follows:

"ARTICLE IV

CAPITAL STOCK

Section 1. The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred million (100,000,000) shares of common stock having a par value of $.02 each, and ten million (10,000,000) shares of preferred stock having a par value of $.02 each. All or any part of the capital stock may be issued by the Corporation from time to time and for such consideration and on such terms as may be determined and fixed by the Board of Directors, without action of the stockholders, as provided by law, unless the Board of Directors deems it advisable to obtain the advice of the stockholders. Said stock may be issued for money, property, services or other lawful considerations, and when issued shall be issued as fully paid and non-assessable. The private property of stock holders shall not be liable for Corporation debts.

Section 2. The preferences and relative participating optional or other special rights and qualifications, limitations or restrictions of the common stock of the Corporation are as follows:

(a) Dividends. Dividends may be paid upon the common stock, as and when declared by the Board of Directors, out of funds of the Corporation legally available therefor.

(b) Payment on Liquidation. Upon any liquidation, dissolution and termination of the Corporation, and after payment or setting aside of any amount sufficient to provide for payment in full of all debts and liabilities of, and other claims against the Corporation, the assets shall be distributed pro rata to the holders of the common stock.

(c) Voting Rights. At any meeting of the stockholders of the Corporation each holder of Common Stock shall be entitled to one vote for each share outstanding in the name of such holder on the books of the Corporation on the date fixed for determination of voting rights.

(d) Majority Vote. The stockholders, by vote or concurrence of a majority of the outstanding shares of the Corporation entitled to vote on the subject matter, may take any action which would otherwise require a two-thirds (2/3) vote under the General Corporation Law of the State of Delaware.

(e) Cumulative Voting. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

(f) Preemptive Rights. Unless otherwise determined by the Board of Directors, no stockholder of the Corporation shall have preemptive rights to subscribe for any additional shares of stock, or for other securities of any class, or for rights, warrants or options to purchase stock for the scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

(g) Restrictions on Sale or Disposition. All lawful restrictions on the sale or other disposition of shares may be placed upon all or a portion or portions of the certificates evidencing the Corporation's shares.

Section 3. The preferred stock of the Corporation shall be issued in one or more series as may be determined from time to time by the Board of Directors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. All series shall be alike except that there may be variation as to the following: (1) the rate of distribution, (2) the price at and the terms and conditions on which shares shall be redeemed, (3) the amount payable upon shares for distributions of any kind, (4) sinking fund provisions for the redemption of shares, and (5) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and (6) voting rights except as limited by law."

As of June 7, 2002, there were 1,302,480 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. In addition, our Board of Directors has reserved 1,000,000 shares of common stock for issuance under our 2000 Stock Option Plan and an additional 1,182,083 shares of common stock issuable pursuant to the exercise of options granted under Non-Plan Stock Option Agreements that we have with our officers and directors. In addition, we have reserved up to 110,000 shares of common stock in connection with warrants outstanding as of June 7, 2002.

ADDITIONAL AUTHORIZED COMMON STOCK

Under Delaware law, our Board of Directors generally may issue authorized but unissued shares of common stock without stockholder approval. Our Board of Directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of common stock, unless stockholder action is required in a specific case by applicable law, the rules of any exchange or market on which our securities may then be listed, or our Certificate of Incorporation or Bylaws then in effect. Frequently, opportunities arise that require prompt action, and we believe that the delay necessitated for stockholder approval of the specific issuance could be to our detriment and the detriment of our stockholders.

The additional common stock to be authorized by approval of this proposal would have identical rights to the currently outstanding common stock. Approval of this proposal and issuance of the additional shares of common stock would not affect the rights of the holders of the currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding when and to the extent additional shares are issued by our Board of Directors.

Each holder of our common stock is entitled to one vote for each share held of record. Voting rights in the election of directors are not cumulative, and, therefore, the holders of more than fifty percent (50%) of our common stock could, if they chose to do so, elect all of the directors. Shares of common stock, including the additional shares proposed for authorization, do not have preemptive or similar rights. The shares of common stock are not subject to redemption or assessment. Subject to the preferences which may be granted to holders of preferred stock, each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as we may declare. Upon our liquidation, dissolution or winding up, subject to prior liquidation or other preference rights of holders of preferred stock, if any, the holders of common stock are entitled to receive pro rata those assets which are legally available for distribution to shareholders. The issued and outstanding shares of our common stock are validly issued, fully paid and nonassessable.

ADDITIONAL AUTHORIZED PREFERRED STOCK

As proposed, the amendment to our Certificate of Incorporation would increase the authorized shares of preferred stock from 25,000 shares to 10,000,000 shares. The authorized shares of preferred stock would be "blank check" preferred, meaning that the Board of Directors will be vested with the authority, without further shareholder approval, to divide the class of preferred shares into one or more series and to fix and determine the relative rights and preferences of the shares of any such series so established to the fullest permitted by the laws of the State of Delaware and our Certificate of Incorporation. Those relative rights and preferences would include such factors as:

     -     the number of preferred shares to constitute such series, and the distinctive designations thereof;

     -     the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

     -     whether preferred shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

     -     the liquidation preferences payable on preferred shares in the event of involuntary or voluntary liquidation;

     -     sinking fund or other provisions, if any, for redemption or purchase of preferred shares;

     -     the terms and conditions by which preferred shares may be converted, if the preferred shares of any series are issued with the privilege of conversion; and

     -     voting rights, if any.

In the event of a proposed merger, tender offer, proxy contest or other attempt to gain control of us that we have not approved, it would be possible for us, subject to any limitations imposed by applicable law, our Certificate of Incorporation, the terms and conditions of any outstanding class or series of preferred shares and the applicable rules of any securities exchanges upon which our securities are at any time listed or of other markets on which our securities are at any time listed, to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of us. The issuance of preferred stock may have an adverse effect on the rights (including voting rights) of holders of common stock.

REASONS FOR THE INCREASES

The Board believes that the additional shares of common stock and preferred stock resulting from an amendment to the Certificate of Incorporation is prudent in order to provide a reserve of shares available for issuance to meet business needs as they may arise in the future. Such business needs may include, without limitation, public and private financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting forward stock splits. The additional shares of common stock may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies.

We anticipate that in the future we may consider a number of possible financing and acquisition transactions that may involve the issuance of additional equity, debt or convertible securities. If the proposed increase in authorized capital is approved, our Board of Directors would be able to authorize the issuance of shares of common stock and to authorize the issuance of one or more series of preferred stock for these purposes without the necessity, and related costs and delays, of either calling a special shareholders' meeting or of waiting for the regularly scheduled annual meeting of shareholders in order to increase the authorized capital. If in a particular instance shareholder approval were required by law or otherwise deemed advisable by our Board of Directors, then the matter would be referred to the shareholders for their approval regardless of whether a sufficient number of shares previously had been authorized. For example, the Delaware General Corporation Law requires approval by our shareholders of a merger or other business combination if the number of shares of our common stock to be issued in the merger equaled or exceeded twenty percent (20%) of our shares of common stock outstanding immediately prior to that issuance.

The proposed change in capital is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or our Certificate of Incorporation or Bylaws. However, shareholders should note that the availability of additional authorized and unissued shares of common stock and preferred stock could make any attempt to gain control of us or our Board of Directors more difficult or time-consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove current management. Although our Board of Directors currently has no intention of doing so, shares of our common stock or preferred stock could be issued by our Board to dilute the percentage of common stock owned by a significant shareholder and increase the cost of, or the number of, voting shares necessary to acquire control of our Board of Directors or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination. We are not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of our voting securities. We presently have no intention to use the increased authorized common stock or preferred stock for anti-takeover purposes.

Other than with regard to presently existing obligations described above, we have no current plans to issue any portion of the additional authorized shares of common stock or preferred stock that would result from the proposed amendment to our Certificate of Incorporation, if approved.

REQUIRED VOTE; BOARD RECOMMENDATION

The affirmative vote of a majority of our shares entitled to vote at the annual meeting, in person or by proxy, is required for approval of Proposal Three.

We believe that the proposed increase in the number of authorized shares of common stock and preferred stock is in the best interests of our shareholders. Our Board of Directors, therefore, recommends a vote FOR approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 3,750,000 shares to 100,000,000 shares and to increase the authorized shares of preferred stock from 25,000 shares to 10,000,000 shares.

VOTING INTENTION OF MANAGEMENT

As of the record date, we had issued and outstanding a total of 1,302,480 shares of common stock. Of those issued and outstanding shares, our officers and directors beneficially owned 849,500 shares, or 65.2% of all issued and outstanding shares eligible to vote at the meeting. Our officers and directors have indicated their intention to vote in favor all nominees for our Board of Directors and in favor of Proposals Two and Three. As a result, it is probable that all nominees for director will be elected and that Proposals Two and Three will be approved in the manner proposed.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Any stockholder intending to present a proposal at the 2003 Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company's proxy materials for such meeting must, in addition to meeting other applicable requirements under the rules and regulations of the Securities and Exchange Commission, submit such proposal to William R. Ivins, Secretary, in writing no later than February 1, 2003.

MATTERS NOT DETERMINED AT TIME OF SOLICITATION

The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice for the Meeting, to be presented at the meeting for action by the stockholders. However, if any other matters are properly brought before the meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, FOR THE YEAR ENDED DECEMBER 31, 2001 (THE ANNUAL REPORT), INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

By Order of the Board of Directors

William R. Ivins, Secretary

Dated: May 27, 2002

APPENDIX A

ELINEAR, INC.
8800 Jameel Road
Suite 170
Houston, Texas 77040

PROXY FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 12, 2002

The undersigned, having received notice of the Annual Meeting of eLinear, Inc. to be held July 12, 2002, at 12:30 p.m., Central Standard Time, at the offices of the Company, located at 8800 Jameel Road, Suite 170, Houston, Texas 77040 hereby designates and appoints Jon V. Ludwig and J. Leonard Ivins, and either of them with authority to act without the other, as proxies for the undersigned, with full power of substitution and resubstitution, to vote all of the shares of common stock which the undersigned is entitled to vote at the Meeting and at any adjournment thereof, such proxies being directed to vote as specified on the reverse side.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF ELINEAR, INC. AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF, PROVIDED THAT THIS PROXY WILL NOT BE VOTED TO ELECT MORE THAN THREE DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING MATTERS. PLEASE MARK AN X IN ONE SPACE. TO BE EFFECTIVE, THIS PROXY MUST BE DEPOSITED AT THE COMPANY'S REGISTRARS NOT LATER THAN 48 HOURS BEFORE THE TIME APPOINTED FOR THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

1.	Proposal to elect the following three (3) nominees as Directors: Jon V. Ludwig, William R. Ivins, and J. Leonard Ivins.

FOR _______________                    WITHHELD _____________

FOR, EXCEPT VOTE WITHHELD FOR THE FOLLOWING NOMINEE(S): ___________
2.	Proposal to ratify Aidman, Piser & Company, P.A. as the Company's independent auditors until the conclusion of the 2003 Annual Meeting.

FOR ___________     AGAINST ___________     ABSTAIN___________
3.

Proposal to amend our Certificate of Incorporation to increase the authorized shares of common stock from 3,750,000 shares to 100,000,000 shares and to increase the authorized shares of preferred stock from 25,000 shares to 10,000,000 shares.

FOR ___________     AGAINST ___________     ABSTAIN___________
4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

Dated:____________________________
Signature: ________________________________
Additional signature if held jointly: _________________________________________

IMPORTANT: Please sign exactly as your name appears on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.